Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-87014, 333-94739, 333-91781, 333-91785, 333-91787, 333-104712, 333-91791, 333-46630, 333-33878, 333-127273, 333-147401, 333-150633, 333-180923, 333-195454, 333-213170, 333-217489, and 333-224491) on Form S-8 of Teledyne Technologies Incorporated of our report dated February 25, 2021, with respect to the consolidated balance sheets of FLIR Systems, Inc. as of December 31, 2020 and 2019, the related consolidated statements of income, comprehensive income (loss), shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes (collectively, the consolidated financial statements), which report is incorporated by reference in the Form 8-K/A of Teledyne Technologies Incorporated dated July 2, 2021.

Our report on the consolidated financial statements of FLIR Systems, Inc. refers to a change in accounting for leases in 2019 due to the adoption of Accounting Standards Codification Topic 842, Leases.

/s/ KPMG LLP

McLean, Virginia

July 2, 2021